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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                                    ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid.
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:
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         The following letter was mailed to each of the parties that granted irrevocable proxies pursuant to the Wedco Shareholders Agreement. The Wedco Shareholders Agreement is filed as Exhibit 10.9 to Form S-4 filed with the SEC by ICO, Inc. on March 15, 1996. This letter, as modified for each party's specific circumstances, is representative of the letter sent to the following individuals and entities: Dr. Asher O. Pacholder, Ms. Sylvia A. Pacholder, Ms. Robin E. Pacholder, Pacholder Heron, L.P., Mr. William J. Morgan, Pacholder Associates, Inc., Ms. Catherine Willoughby Stephens, Mr. William E. Willoughby and Mrs. Peggy S. Willoughby, Mr. William E. Willoughby, Mrs. Peggy S. Willoughby, Mr. William C. Willoughby, Mrs. Regina S. Willoughby, Mr. William C. Willoughby, custodian for William B. Willoughby, Mr. William C. Willoughby, custodian for Brian Willoughby, and Mr. Theo J.L.M. Verhoeff. Nothing in this filing constitutes an admission that the following letter was sent in connection with any solicitation or was otherwise required to be filed under the proxy rules.

                                      * * *

                                [ICO letterhead]




Re:      2001 Annual Meeting of Shareholders
         Irrevocable Proxy

Dear ____________:

                  In accordance with the irrevocable proxy that you granted to [Sylvia A. Pacholder or Dr. Asher O. Pacholder, or either of them/Walter L. Leib] [the "Proxies"/"Proxy"] in connection with the Willoughby International Shareholders Agreement effective as of April 30, 1996 (the "Wedco Shareholders Agreement"), all shares of ICO Common Stock that you own will be voted in favor of the slate of nominees recommended by the ICO Board of Directors. The ICO Board of Directors has nominated the following individuals for election at the 2001 Annual Meeting of Shareholders: William E. Cornelius, Howard P. Tuckman and George S. Sirusas.

                  [In addition to _____ shares of ICO Common Stock that you hold in registered form, our/Our] records indicate that _________ shares of the ICO Common Stock that you own are held in brokerage or other nominee name. In order to ensure these shares are voted in accordance with the Wedco Shareholders Agreement, PLEASE CONTACT YOUR BROKER, BANK OR OTHER NOMINEE, AND INSTRUCT THEM TO ISSUE A LEGAL PROXY AUTHORIZING [SYLVIA A. PACHOLDER OR DR. ASHER O. PACHOLDER, OR EITHER OF THEM/WALTER L. LEIB] TO VOTE THESE SHARES. The Legal Proxy should be delivered to Dana Bain at ICO, Inc. Because the irrevocable proxy you granted in connection with the Wedco Shareholders Agreement only covers the election of directors at the Annual Meeting, please indicate below your instructions as to voting these shares in regard to matters other than the election of directors at the 2001 Annual Meeting. Your shares will be voted by [Sylvia A. Pacholder or Dr. Asher O. Pacholder, or either of them/Walter L. Leib] in accordance with your instructions indicated below.
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                  Please sign and date this letter where indicated below and return it at your earliest convenience in the enclosed envelope. You may contact Dana Bain at 281-721-4180 with any questions that you may have regarding this letter.

                                                     Sincerely,

                                                     John C. Biro
                                                     Senior Vice President,
                                                     CAO & Treasurer


ACKNOWLEDGEMENT AND INSTRUCTIONS

                  I hereby acknowledge (1) receipt of this letter and (2) that all shares of ICO Common Stock that I own will be voted in favor of the slate of nominees selected by ICO's Board of Directors in accordance with the irrevocable proxy that I granted in connection with the Wedco Shareholders Agreement.

                  VOTING INSTRUCTIONS. The [Proxies/Proxy] [are/is] instructed to vote the shares I hold in nominee form as follows:

                                                                  FOR        AGAINST      ABSTAIN
                  2.  The ratification of the appointment of
                  PricewaterhouseCoopers LLP as independent       [ ]          [ ]          [ ]
                  accountants.

                  3. DISCRETIONARY AUTHORITY AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
                  THE MEETING WILL BE GRANTED TO THE [PROXIES/PROXY] UNLESS YOU STRIKE THROUGH
                  THIS LANGUAGE.


                              Signature: _______________________________________

                              Printed name: ____________________________________

                              Title (if applicable): ___________________________

                              Date: ____________________________________________